UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

PERKINELMER, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-05075	04-2052042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2008, Jeffrey D. Capello resigned as Senior Vice President and Chief Financial Officer of PerkinElmer, Inc., effective June 6, 2008. Michael L. Battles, who currently serves as Vice President, Corporate Controller and Chief Accounting Officer will immediately succeed Mr. Capello as principal financial officer, and will remain PerkinElmer’s principal accounting officer.

Mr. Battles, age 39, joined PerkinElmer in November 2001 as Global Controller, Analytical Instruments Division. Beginning in 2003, he served as Director of Technical Accounting, Controls and Compliance and became Vice President, Corporate Controller in October 2005. He has served as Chief Accounting Officer since November 2006 and is a certified public accountant. No family relationship exists between Mr. Battles and any other directors or executive officers of PerkinElmer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release entitled “PerkinElmer Announces Michael Battles to Become Interim CFO” dated May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: May 19, 2008	By:	/s/ John L. Healy
	Name:	John L. Healy
	Title:	Vice President and Associate General Counsel

Exhibit Index

99.1	Press Release entitled “PerkinElmer Announces Michael Battles to Become Interim CFO” dated May 19, 2008